UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 1, 2025
BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas (Address of Principal Executive Offices)	66031 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to Vote of Security Holders.

On October 1, 2025, at the Butler National Corporation (the “Company”) Annual Meeting of Shareholders (“Annual Meeting”), 51,715,573 shares of common stock, or approximately 79.7% of the 64,854,736 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.

1.	Election of Director. Christopher J. Reedy was elected as a director of the Company, to hold office for a two-year term expiring at the calendar year 2027 annual meeting of shareholders:

Name of Director	For	Against	Abstain	Broker Non-Votes
Christopher J. Reedy	38,036,803	28,735	228,449	13,421,586

2.
Ratification of RBSM LLP as Independent Registered Accountant. Shareholders ratified the appointment of RBSM LLP to serve as the Company’s independent registered public accounting firm for the 2026 fiscal year.

For	Against	Abstain	Broker Non-Votes
50,445,824	134,947	1,134,802	0

3.	Advisory Vote on Executive Compensation. Shareholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the proxy statement.

For	Against	Abstain	Broker Non-Votes
37,581,131	138,062	574,794	13,421,586

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)

October 2, 2025 Date	/s/ Christopher J. Reedy Christopher J. Reedy (Chief Executive Officer, President and Secretary)